Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of HengHong Technology Inc. and its subsidiaries (the “Company”) of our report dated December 27, 2024, relating to our audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ TPS Thayer, LLC
TPS Thayer, LLC
Sugar Land, Texas
September 30, 2025